Exhibit 10.1
ASSIGNMENT AGREEMENT
between MKB Bank Rt. and Centrál Workout Pénzügyi Rt.

1.	The Parties are aware of a credit relationship between MKB and TOEMT I and TOEMT II.

The Parties are aware that TOEMT I-II is under liquidation as from 16 December 1998. The liquidator is Russell John Carman since 10 December 2002.

MKB reported its claim to the Liquidator within the required time and the Liquidator confirmed the claim in a document dated 18 October 2005 for an amount of USD 38,310,654.12. (hereinafter “the Claim”). The Parties record herein that before the signing of this Agreement MKB presented this confirmation letter to the representative of Centrál.

The Parties are aware of a claim by the Liquidator against MKB of an amount of USD 434,523.71 and accrued interest. Under a standstill agreement between the Liquidator and MKB, dated 29 September 2004, the Liquidator has not yet claimed this amount from MKB. Centrál by signing this Agreement hereby acknowledges and confirms receipt of the Reamended Ordinary Application dated 13 July 2004, and the standstill agreement

2.	The consideration for the assignment of the Claim defined in Point 1 above shall be USD 2,500,000.00 (the “Price”) subject to fulfilment of certain conditions as set out in Points 3 and 4 within a specified time limit. There is no VAT payable with respect to this assignment.

3.	Centrál shall pay the Price within 15 banking days by way of banking transfer to the account of MKB (as shown above) with JP Morgan Chase Bank, New York a/c no. 001 1 388279 in favour of MKB Bank Ltd. Payment shall be deemed made when the said amount shall have been credited to that account.

4.	In addition to the payment of the Price Centrál shall perform the following obligations within 15 banking days from the date of this Agreement:
a.	Centrál shall procure for and deliver an irrevocable and unconditional bank guarantee in Hungarian or in English in a form of a SWIFT 760 message issued by a bank and with a wording acceptable to MKB for USD 435,000 in favour of MKB. The purpose of such bank guarantee is exclusively to reimburse MKB for damages and costs (i) arising out of claims or counterclaims by TOEMT 1 and 2

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Exhibit 10.1
against MKB in connection with the Claim hereunder, more specifically arising out of claims under the so called S127 Standstill Agreement between MKB and TOEMT. and (ii) any procedures that might be started by third parties in connection with the Claim if such procedures result in MKB having to pay any amount to such third party in connection with the Claim. Under the bank guarantee MKB shall have the right upon its first written demand claim that the bank pays any amount up to the amount of the guarantee without contesting such demand. The demand letter issued by MKB must have a reference to the fact that (i) MKB received a written demand for payment in connection with its relationship with TOEMT I-II and the Liquidator, or (ii) a statement that MKB has become aware from a credible source of the fact that the claim of TOEMT I-II, or the Liquidator against MKB has been assigned to a third party. The bank guarantee shall remain valid until 60 days after TOEMT I-II shall have been finally struck off from the company register. In such case this fact shall be properly proved to the issuing bank by the entity that gave instruction to the issue of the bank guarantee. The Parties agree that they shall finalize the detailed text of the bank guarantee with mutual effort.
b.	CRONOS CONTAINERS N.V. AND THE CRONOS GROUP Societe Anonyme Holding shall furnish MKB with a declaration containing the following:
i.	they shall not further assign the Claim to third party without the consent of MKB

ii.	they shall not raise any claim against MKB in connection with the liquidation (of TOEMT I-II)

iii.	they shall take every reasonable steps in order to prevent third parties from raising such claims, and

iv.	together with Centrál they undertake a joint and severable liability vis a vis MKB for damages incurred by MKB as a result of them breaching any of the obligations under i-iii above.
5.	The Parties agree that the payment of the Price and the conditions set out in Point 4 above shall be conjunctive conditions, therefore the Claim shall pass to Centrál upon payment of the Price and the fulfilment of the conditions (if the conditions are not met on one day, the fulfilment day shall be the date when the last condition is met). MKB shall hand over to Centrál a specific declaration. The text of this declaration is set out in Annex 2 of this Agreement. MKB undertakes to hand out this declaration in English language as well provided however that the governing version is the Hungarian one.

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Exhibit 10.3
MKB undertakes to hand over this declaration being annex 2 of this Agreement within 3 banking days after fulfilment of all conditions to the representative of Centrál or to mail it to Centrál. Centrál shall be entitled to prove the purchase of the Claim with this declaration. Without such a declaration this Agreement is not an evidence of the assignment of the Claim vis a vis third parties.

6.	MKB shall inform TOEMT I-II and the Liquidator about this assignment within 3 banking days from the date of such declaration. See annex 3 for the bilingual Hungarian-English text of such notice.

7.	The Parties agree that MKB transfers the Claim as an uncertain claim and so MKB shall not be liable in any respect to Centrál for TOEMT I-II performance. Centrál acknowledges and accepts such limitation of liability and waives its right hereby to raise any claim against MKB in connection with the assigned Claim. In case Centrál further transfers the Claim such transfer shall comply with requirements set out in Point 4 above and the transfer agreement shall specifically contain such limitation of liability.

8.	All fees, levies, stamp duty, cost (either in Hungary or outside) in connection with this Agreement shall be for Centrál to pay.

9.	The Parties shall treat all information obtained by them in connection with this Agreement and in the course of enforcing the Claim as business secret

10.	Centrál represents that it knows the content of the contracts, agreements and documents (received either from MKB or from other source) cited in this Agreement, that it has received answers to its questions addressed to MKB and that it used every other means in order to learn the content of the Claim, its likelihood of enforcement, the risks that attach to the purchase of the Claim. Centrál further represents that it finds the Price fair and equitable.

The Parties agree that in case Centrál would need further documents for the enforcement of the Claim, they shall discuss such request case by case.

11.	MKB represents that it is a regulated financial institution.

12.	This Agreement enters into force on the date of its execution.

13.	In case Centrál fails to pay the Price or meet the conditions as set out in Point 4 within the set time limit, MKB shall have the right to rescind this Agreement.

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Exhibit 10.1
In case Centrál fulfils all the conditions and pays the Price and MKB fails to comply with its obligations set out in Point 5 above, and such failure can be attributed to its wilful or negligent conduct, Centrál shall have the right to rescind this Agreement.

Rescission can be exercised in writing only. The notice of rescission shall be sent by registered mail to the other Party. Such notice shall be deemed validly given if it is mailed to the other Party.

In case of rescission MKB shall be under no obligation to pay any compensation.

The exercise of the right to rescind this Agreement shall terminate this Agreement.

14.	This Agreement is governed by Hungarian law. The Parties submit their disputes to the ordinary courts of Budapest.

This Agreement is signed by the Parties in four copies.

Budapest, March 10, 2006.

Annexes
1. Confirmation Letter of the Liquidator
2. Text of the Special Declaration of the transfer of the Claim
3. Text of the Notice of the Assignment of the Claim
MKB Bank Rt.
/s/ DR ANDRÁS PETE
Name: Dr András Pete
Director
/s/ DR GYULA FONYO
Name: Dr Gyula Fonyo
Director
Centrál Workout Pénzügyi Rt.
/s/ ZOLTÁN VARGA
Name: Zoltán Varga
Chief Executive Officer

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Exhibit 10.1
Assignment Declaration
We the undersigned as the duly authorized representatives of MKB Bank Rt. hereby make the following statement:
This is to confirm that effective this date we have finally and without further conditions assigned the Assigned Assets ( as per definitions below) to Centrál Workout Pénzügyi Részvénytársaság.
In addition the Bank appoints the Assignee to proceed as its legal successor and appointee should a need arise to prove that during the Liquidation Proceedings in connection with exercising creditors rights or in general before authorities and interested third parties.
The Bank represents to whom it may concern that
The Assigned Assets include all right, title, and. interest of the Bank and of any affiliate of the Bank in and to any and all claims for monies due the Bank by TOEMT for monies lent by the Bank or by any predecessor-in-interest to TOEMT, or for monies due to the Bank as guarantor or surety, including all principal, interest, penalties, default interest, charges, fees, and assessments whatsoever, whether now known or hereinafter discovered.
“Assignee” refers to Centrál Workout Pénzügyi Rt., a company organized and existing under the laws of the Republic of Hungary, and its successors and assigns;
“Assigned Assets” refers to all of the rights and benefits of the Bank under or in respect of the Credit Documentation and the TOEMT Claims including, without limitation:
(a)	all principal, interest, penalties, default interest, charges, fees, and assessments whatsoever due to the Bank by TOEMT 1 and TOEMT 2, whether now known or hereinafter discovered;

(b)	all rights and interests of the Bank in and in respect of the benefit of any security and in respect of amounts owing to the Bank by TOEMT 1 and TOEMT 2; and ,

(c)	all of the Bank’s right to prove in the Insolvency Proceedings of TOEMT 1 and TOEMT 2 with the exception of those rights that according to the law can be exercised only personally.

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Exhibit 10.1
“Bank” refers to MKB Bank Rt., a financial institution organized and existing under the laws of the Republic of Hungary, also known by its English name, the Hungarian Foreign Trade Bank;
“Consolidation Agreement” refers to the agreement dated December 15, 1992 made by and among the Bank, TOEMT 1 and/or TOEMT 2, and Cronos Containers Limited;
“Credit Documentation” includes, without limitation, that certain Loan Agreement, dated June 14, 1985, by and between TOEMT 1 and the Bank, the Consolidation Agreement, and each and every other loan agreement, security agreement, and guarantee agreement of every nature and description entered into by and between the Bank, any predecessor-in-interest, and TOEMT 1 and/or TOEMT 2, including all supporting documentation, such as promissory notes issued by TOEMT 1 and TOEMT 2, etc.;
“Insolvency Officer” refers to any receiver, administrator, liquidator, provisional liquidator, administrative receiver, trustee, supervisor of a voluntary arrangement, similar officer appointed pursuant to a scheme of arrangement under Section 425 of the U.K. Companies Act 1985 (as amended or re-enacted from time to time) or similar officer Appointed under the U.K. Insolvency Act 1986 (as amended or re-enacted from time to time) or any other officer appointed under any other procedure under any law or any jurisdiction of, or having, similar or analogous powers over all or any of the assets of TOEMT 1 or TOEMT 2;
“Insolvency Proceedings” refers to receivership, administration, liquidation (including the Liquidation Proceedings), appointment of a provisional liquidator, winding-up, dissolution, voluntary arrangement, scheme of arrangement under Section 425 of the U.K. Companies Act 1985 (as amended or re-enacted from time to time) or any insolvency procedure under the U.K. Insolvency Act 1986 (as amended or re-enacted from time to time) or any other procedure under any law of any jurisdiction of, or having, a similar or analogous nature of effect.
“Liquidation Proceedings” refers to the TOEMT 1 liquidation Proceeding and the TOEMT 2 liquidation Proceeding;
“TOEMT” refers to TOEMT 1 and TOEMT 2;
“TOEMT 1” refers to Transocean Equipment Manufacturing and Trading Limited (in liquidation), a company organized under the laws of England and Wales with registered number 1611473;
“TOEMT Claims” refers to the TOEMT 1 Claim, the TOEMT 1 Other Claims, and the
TOEMT 2 Claims.
“TOEMT 1 Claim” refers to the Bank’s claim, as stated in the Bank’s Proof of Debt on Form 4.25, dated December 18, 2003, in the amount of U.S. $32,593,762 of principal and U.S. $5,885,803.66 in interest, filed by the Bank in the TOEMT 1 Liquidation Proceeding, as supplemented or amended from time to time;

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Exhibit 10.1
“TOEMT 1 Liquidation Proceeding” refers to the liquidation proceedings of TOEMT 1 in the High Court of Justice, Chancery Division, London, England (No. 4731 of 2004);
“TOEMT 1 Other Claims” refers to any and all claims, other than the TOEMT 1 Claim, that the Bank may have as creditor of TOEMT 1;
“TOEMT 2” refers to Transocean Equipment Manufacturing and Trading Limited (in liquidation), a company organized under the laws of the Isle of Man with registered number 56415C;
“TOEMT 2 Liquidation Proceeding” refers to the liquidation proceedings of TOEMT 2 in the High Court of Justice, Chancery Division, London, England (No. 4732 of 2004);
“TOEMT 2 Claim” refers to any and all claims that the Bank may have as creditor of TOEMT 2.
In order to enforce this Assignment the Bank irrevocably represents that the Assignee shall have full power, as the legal successor of the Bank with respect to the Assigned Assets , take all steps and actions, sign all agreements and certificates and other documents that are required to be signed in the course of transferring the Assigned Assets to the successors or agents of the Assignee.
Budapest, 2006
MKB BANK Rt.

CENTRÁL WORKOUT PÉNZÜGYI Rt.

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Exhibit 10.1
ENDORSEMENT
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, CENTRÁL WORKOUT PÉNZÜGYI Rt. (“Assignor”) hereby assigns all of its right, title, and interest in and to the Assigned Assets and in and to each and every other right, power, and benefit granted to Assignor by this Assignment of Assets to                             , a company organized and existing under the
laws of                             , such assignment to be effective this        day of       , 2006.
CENTRÁL WORKOUT PÉNZÜGYI Rt.
By:
Zoltán Varga
Chief Executive Officer

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Exhibit 10.1
Form of Notice to Insolvency Officer
2006

To:	Russell John Carman

From:	MKB Bank Rt. (the “Assignor”) and Centrál Workout Rt. (the “Assignee”)
Dear Sir
Transocean Equipment Manufacturing and Trading Limited (in liquidation), a company registered in England and Wales (“TOEMT 1”)
Transocean Equipment Manufacturing and Trading Limited (in liquidation), a company registered in the Isle of Man (“TOEMT 2”)
1.	We hereby notify you that as of , 2006 the Assignor has assigned to the Assignee the following claims against TOEMT 1 and TOEMT 2 (the “Assigned Assets’’).

We hereby attach for your kind information a Declaration issued by us in connection with this assignment.

2.	Pursuant to Rule 11.11 of the Insolvency Rules, we hereby confirm that any dividends from the liquidation of TOEMT 1 and TOEMT 2 payable to the Assignor should be paid to the Assignee, or its successors and assigns, as directed.

3.	The administrative details of the Assignee are as follows:

Name:	Centrál Workout Rt.
Attention:	Zoltán Varga
Address:	1075 Budapest Madách tér 4
Hungary

Facsimile:	361.327.8434
Email:	vargaz@Centrálfaktor.hu
4.	Please acknowledge this notice by signing and returning to the Assignee the attached acknowledgement.
This notice shall be governed by and construed in accordance with the laws of England.

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Exhibit 10.1
ASSIGNOR
MKB BANK Rt.
By: __________________
Name: __________________
Title: __________________
And: __________________
Name: __________________
Title: __________________
ASSIGNEE
CENTRÁL WORKOUT Rt.
By: __________________
Zoltán Varga
Chief Executive Officer

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Exhibit 10.1
ACKNOWLEDGEMENT OF NOTICE TO INSOLVENCY OFFICER
The undersigned hereby acknowledges receipt of the Notice to Insolvency Officer, dated                    , 2006, from MKB Bank Rt. (the “Bank”) and Centrál Workout Pénzügyi Rt.
(“Assignee”), advising the undersigned of the assignment by the Bank to Assignee of the Assigned Assets.
Russell John Carman
Dated                     , 2006

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